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                          RENEWAL REVOLVING CREDIT NOTE


$20,000,000.00                    Dallas, Texas                    June 15, 1995

     FOR VALUE RECEIVED, the undersigned corporation, HOGAN SYSTEMS, INC. ("MAKER"), a Delaware corporation, hereby promises to pay to the order of NATIONSBANK OF TEXAS, N.A. ("PAYEE"), a national banking association, the principal sum of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00), or so much thereof as may be advanced by Payee under the Revolving Loan Facility pursuant to the Loan Agreement (as such term is hereinafter defined), together with interest, as hereinbelow provided. All payments on this Revolving Note shall be due and payable, in lawful currency of the United States of America, in immediately available funds at Payee's main office located at 901 Main Street, Dallas, Texas 75202, or at such other place as may be designated by Payee from time to time.

     This Revolving Note is executed and delivered pursuant to and is subject to the terms and provisions of that certain Loan Agreement dated as of March 4, 1994, by and between Maker and Payee (as amended by that certain Renewal and Extension Agreement dated as of March 3, 1995, and as further amended by that certain Renewal and Extension Agreement dated as of June 15, 1995, and as the same may be hereafter further amended, renewed, extended, restated or supplemented from time to time, hereinafter called the "LOAN AGREEMENT"), and is the Revolving Note referred to in the Loan Agreement. The holder of this Revolving Note shall be entitled to, without limitation, the benefits provided in the Loan Agreement. Reference is also made to the Loan Agreement for a statement of certain terms and provisions relevant to this Revolving Note but not contained herein, including, without limitation, provisions relating to prepayment and acceleration of the maturity hereof upon the occurrence of an Event of Default, but neither reference herein to the Loan Agreement nor to any term or provision thereof shall affect or impair the absolute and unconditional obligation of Maker to pay the principal of and interest accrued on this Revolving Note when the same is due and payable as provided herein.

     Unless otherwise defined herein or unless the context hereof otherwise indicates, each term used herein and defined in the Loan Agreement has the same meaning herein as in the Loan Agreement.

     The entire unpaid principal balance of this Revolving Note shall be due and payable in full on the earlier of June 14, 1996 or the date on which the Revolving Loans mature by virtue of any acceleration of maturity or otherwise. Accrued and unpaid interest on this Revolving Note shall be due and payable on each Interest Payment Date and on the earlier of June 14, 1996 or the date on which the Revolving Loans mature by virtue of any acceleration of maturity or otherwise.

     The unpaid principal amount of this Revolving Note from time to time outstanding shall bear interest at the rate(s) specified in SECTION 2.5 of the Loan Agreement, which interest shall be calculated on the basis specified in
SECTION 2.5(E) of the Loan Agreement.




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     All advances under this Revolving Note made by Payee to Maker pursuant to the Loan Agreement, the Interest Periods applicable thereto and all payments of principal or interest with respect thereto may, at the option of Payee, be noted by Payee on schedules from time to time attached to this Revolving Note; PROVIDED, HOWEVER, that any failure of Payee to make any such notation shall not limit or otherwise affect the indebtedness, liabilities or obligations of Maker under this Revolving Note or the Loan Agreement.

     Upon the occurrence and during the continuation of an Event of Default, the entire unpaid principal balance of, and all accrued and unpaid interest on, this Revolving Note shall immediately, without notice or demand (which are hereby waived), become due and payable at the option of the holder hereof unless such acceleration of the maturity hereof is automatic as provided in the Loan Agreement. In such event, the holder of this Revolving Note may (a) set off against this Revolving Note any sum or sums owed by the holder hereof to Maker, and/or (b) proceed to protect and enforce any one or more of its rights and remedies by suit in equity, action at law or other appropriate proceedings, means or actions, whether for the specific performance of any agreement or covenant contained in the Loan Papers, in aid of the exercise of any right or remedy granted by the Loan Papers or to enforce any other legal or equitable right or remedy of the holder of this Revolving Note.

     In the event this Revolving Note is placed in the hands of an attorney for collection, or in the event this Revolving Note is collected in whole or in part through legal proceedings of any nature, Maker hereby promises to pay all costs of collection, including, but not limited to, attorneys' fees, incurred by the holder hereof on account of such collection, whether or not suit is filed.

     No delay on the part of the holder of this Revolving Note in the exercise of any right or remedy under this Revolving Note, or under any other agreement, document or instrument executed pursuant hereto, shall operate as a waiver of such right or remedy, nor shall a single or partial exercise of any such right or remedy operate as a waiver of such right or remedy. Enforcement by the holder of this Revolving Note of any security for the payment of this Revolving Note shall not constitute any election by it of remedies so as to preclude the exercise of any other right or remedy available to it.

     Regardless of any provision contained in this Revolving Note or any other Loan Paper, Payee shall never be entitled to contract for, charge, receive, take, collect, reserve or apply, as interest on this Revolving Note, any amount in excess of the Maximum Lawful Rate, and in the event Payee ever contracts for, charges, receives, takes, collects, reserves or applies, as interest, any such excess, such amount which would be deemed excessive interest shall be deemed a partial prepayment of principal on this Revolving Note and treated hereunder as such; and if this Revolving Note is paid in full, any remaining excess shall promptly be paid to Maker. In determining whether the interest paid or payable, under any specific contingency, exceeds the Maximum Lawful Rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest,
(b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread, as appropriate to reflect variations in the Maximum Lawful Rate, the




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total amount of interest throughout the entire contemplated term of the
Obligations, so that the interest rate does not exceed the Maximum Lawful Rate at any time during the term of the Obligations; PROVIDED that, if the unpaid principal balance hereof is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence hereof exceeds the Maximum Lawful Rate, Payee shall refund to Maker the amount of such excess and, in such event, Payee shall not be subject to any penalties provided by any laws for contracting for, charging, receiving, taking, collecting, reserving or applying interest in excess of the Maximum Lawful Rate.

     Maker and each surety, endorser, guarantor and other party ever liable for the payment of any sum of money payable on this Revolving Note jointly and severally waive demand, presentment, protest, notice of nonpayment, notice of intention to accelerate, notice of acceleration, notice of protest and any and all lack of diligence or delay in collection or the filing of suit hereon which may occur, and agree that their liability on this Revolving Note shall not be affected by any renewal or extension in the time or payment hereof, by any indulgences or by any release or change in any security for the payment of this Revolving Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

     All of the covenants, stipulations, promises and agreements in this Revolving Note by or on behalf of Maker shall bind Maker's successors and assigns, whether so expressed or not; provided, however, that Maker may not, without the prior written consent of Payee, assign any indebtedness, liabilities or obligations of Maker, or any rights or remedies (if any) of Maker, under this Revolving Note.

     Any provision in this Revolving Note prohibited by law shall be ineffective only to the extent of such prohibition and shall not invalidate the remainder of this Revolving Note.

     THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH LAWS OF THE STATE OF TEXAS AND APPLICABLE UNITED STATES FEDERAL LAW.

     This Revolving Note is executed in renewal and extension of, but not in discharge, novation or satisfaction of the indebtedness evidenced by that certain Revolving Credit Note dated March 4, 1994, executed by Maker and payable to the order of Payee in the original principal amount of $20,000,000.00, as renewed and extended by that certain Renewal Revolving Credit Note dated March 3, 1995, executed by Maker and payable to the order of Payee in the original principal amount of $20,000,000.00 (together, the "NOTES"). All amounts outstanding under the Notes as of the date hereof shall be deemed to be outstanding under and due and payable in accordance with the terms of this Revolving Note.




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     Executed as of the day and year first above written.

                                   HOGAN SYSTEMS, INC.


                                   By:  /s/ David R. Bankhead
                                       -------------------------------------
                                   Name:  David R. Bankhead
                                         -----------------------------------
                                   Title: SVP and Chief Financial Officer
                                         -----------------------------------